Exhibit 99.1

LINN ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
When referring to Linn Energy, Inc. (formerly known as Linn Energy, LLC) (“Successor” or “LINN Energy”), the intent is to refer to LINN Energy, a newly formed Delaware corporation, and its consolidated subsidiaries as a whole or on an individual basis, depending on the context in which the statements are made. Linn Energy, Inc. is a successor issuer of Linn Energy, LLC pursuant to Rule 15d‑5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When referring to the “Predecessor” in reference to the period prior to the emergence from bankruptcy, the intent is to refer to Linn Energy, LLC, the predecessor that will be dissolved following the effective date of the plan of reorganization and resolution of all outstanding claims, and its consolidated subsidiaries as a whole or on an individual basis, depending on the context in which the statements are made.
The pro forma financial information gives effect to the following:
Roan Contribution: On August 31, 2017, LINN Energy, through certain of its wholly owned subsidiaries, completed the transaction in which LINN Energy and Citizen Energy II, LLC (“Citizen”) each contributed certain upstream assets located in Oklahoma to a newly formed company, Roan Resources LLC (“Roan” and the contribution, the “Roan Contribution”), focused on the accelerated development of the Merge/SCOOP/STACK play in the Mid-Continent region. In exchange for their respective contributions, LINN Energy and Citizen each received a 50% equity interest in Roan, subject to customary post-closing adjustments.
The pro forma condensed consolidated financial statements reflect pro forma adjustments for the disposition of LINN Energy’s contributed net assets, but do not reflect pro forma adjustments for the acquisition of LINN Energy’s equity interest in the net assets of Roan, as this amount has yet to be determined and is not expected to be significant for purposes of S-X Article 11. The amounts reflected herein represent historical book values and may not represent current fair value.
California Assets Sales: On July 31, 2017, and July 21, 2017, LINN Energy, through certain of its wholly owned subsidiaries, completed the sales of its interest in certain properties located in California to Berry Petroleum Company, LLC and Bridge Energy LLC, respectively (the “California Assets Sales”). LINN Energy used the net cash proceeds received of approximately $351 million to repay a portion of the borrowings outstanding under its revolving loan, to repurchase shares of its Class A common stock and for other general corporate purposes. As of July 31, 2017, there were no borrowings outstanding under the Successor’s credit facility.
As a result of the Company’s strategic exit from California, the Company classified the assets and liabilities, results of operations and cash flows of its California properties as discontinued operations on its condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. The California Assets Sales were not individually significant for purposes of S-X Article 11, and therefore, the pro forma adjustment for the discontinued operations is limited to only the most recent year.
Jonah Assets Sale: On May 31, 2017, LINN Energy, through certain of its wholly owned subsidiaries, completed the sale of its interest in properties located in western Wyoming to Jonah Energy LLC (the “Jonah Assets Sale”). LINN Energy used the net cash proceeds received of approximately $560 million to repay in full its approximate $294 million term loan as well as repay a portion of the borrowings outstanding under its revolving loan.
Reorganization and Fresh Start Accounting: On May 11, 2016 (the “Petition Date”), Linn Energy, LLC and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas. The Debtors’ Chapter 11 cases were administered jointly under the caption In re Linn Energy, LLC, et al., Case No. 16-60040. LINN Energy emerged from bankruptcy effective February 28, 2017 (the “Effective Date”). Upon emergence from bankruptcy on February 28, 2017, LINN Energy adopted fresh start accounting which resulted in it becoming a new entity for financial reporting purposes.

The unaudited pro forma condensed consolidated balance sheet gives effect to the Roan Contribution as if the transaction had been completed as of June 30, 2017. The unaudited pro forma condensed consolidated statements of operations give effect to (i) the Roan Contribution, (ii) the California Assets Sales, (iii) the Jonah Assets Sale, and (iv) LINN Energy’s plan of reorganization and fresh start accounting, as if each had been completed as of January 1, 2016.
The pro forma condensed consolidated financial statements are for informational and illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the transactions or the Effective Date had occurred on the dates indicated, nor are such financial statements necessarily indicative of the financial position or results of operations in future periods. The pro forma condensed consolidated financial statements do not include realization of cost savings expected to result from the transactions or the plan of reorganization. The assumptions and estimates underlying the adjustments to the pro forma condensed consolidated financial statements are described in the accompanying notes. The unaudited pro forma condensed consolidated financial information should also be read in conjunction with LINN Energy’s historical financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2016, as amended, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

LINN ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2017
(in thousands)

	Successor
	LINN Energy Historical	Roan Contribution Pro Forma Adjustments		LINN Energy Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$16,903	$—		$16,903
Accounts receivable – trade, net	163,935	—		163,935
Derivative instruments	23,959	—		23,959
Restricted cash	98,616	—		98,616
Other current assets	71,836	—		71,836
Assets held for sale	236,421	(205,051)	(a)	31,370
Current assets of discontinued operations	235,643	—		235,643
Total current assets	847,313	(205,051)		642,262

Noncurrent assets:
Oil and natural gas properties (successful efforts method), net	1,406,538	—		1,406,538
Other property and equipment, net	428,744	—		428,744
Investment in Roan Resources LLC	—	183,852	(b)	183,852
Derivative instruments	12,759	—		12,759
Deferred income taxes	492,182	—		492,182
Other noncurrent assets	13,980	—		13,980
Total noncurrent assets	2,354,203	183,852		2,538,055
Total assets	$3,201,516	$(21,199)		$3,180,317

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$268,605	$—		$268,605
Derivative instruments	486	—		486
Other accrued liabilities	135,416	—		135,416
Liabilities held for sale	36,387	(21,199)	(a)	15,188
Current liabilities of discontinued operations	28,218	—		28,218
Total current liabilities	469,112	(21,199)		447,913

Noncurrent liabilities:
Long-term debt	183,430	—		183,430
Other noncurrent liabilities	264,025	—		264,025
Total noncurrent liabilities	447,455	—		447,455

Temporary equity:
Redeemable noncontrolling interests	28,132	—		28,132

Stockholders’ equity:
Successor Class A common stock	89	—		89
Successor additional paid-in capital	2,043,927	—		2,043,927
Successor retained earnings	212,801	—	(c)	212,801
Total stockholders’ equity	2,256,817	—		2,256,817
Total liabilities and equity	$3,201,516	$(21,199)		$3,180,317
The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

LINN ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2017
(in thousands, except per share and per unit amounts)

	Predecessor	Successor
	Two Months Ended February 28, 2017	Four Months Ended June 30, 2017	Pro Forma Adjustments
	LINN Energy Historical	LINN Energy Historical	Reorganization and Fresh Start Accounting		Jonah Assets Sale		Roan Contribution		LINN Energy Pro Forma
Revenues and other:
Oil, natural gas and natural gas liquids sales	$188,885	$323,492	$—		$(67,875)	(i)	$(42,375)	(i)	$402,127
Gains on oil and natural gas derivatives	92,691	33,755	—		—		—		126,446
Marketing revenues	6,636	15,461	—		—		—		22,097
Other revenues	9,915	8,419	—		(4)	(i)	600	(i)	18,930
	298,127	381,127	—		(67,879)		(41,775)		569,600

Expenses:
Lease operating expenses	49,665	95,687	—		(7,992)	(i)	(6,263)	(i)	131,097
Transportation expenses	25,972	51,111	—		(9,386)	(i)	(3,716)	(i)	63,981
Marketing expenses	4,820	9,515	—		—		—		14,335
General and administrative expenses	71,745	44,869	(41,309)	(d)	—		—		75,305
Exploration costs	93	866	—		—		—		959
Depreciation, depletion and amortization	47,155	71,901	(7,937)	(e)	(16,198)	(j)	(8,100)	(j)	86,821
Taxes, other than income taxes	14,877	24,948	—		(6,853)	(i)	(1,234)	(i)	31,738
(Gains) losses on sale of assets and other, net	672	(306,524)	—		—		—		(305,852)
	214,999	(7,627)	(49,246)		(40,429)		(19,313)		98,384
Other income and (expenses):
Interest expense, net of amounts capitalized	(16,725)	(11,751)	7,765	(f)	15,897	(k)	—		(4,814)
Other, net	(149)	(1,551)	—		—		—		(1,700)
	(16,874)	(13,302)	7,765		15,897		—		(6,514)
Reorganization items, net	2,331,189	(5,942)	(2,325,247)	(g)	—		—		—
Income before income taxes	2,397,443	369,510	(2,268,236)		(11,553)		(22,462)		464,702
Income tax expense (benefit)	(166)	153,455	38,736	(h)	215	(h)	(5,393)	(h)	186,847
Income from continuing operations	$2,397,609	$216,055	$(2,306,972)		$(11,768)		$(17,069)		$277,855

Income from continuing operations per share/unit – Basic	$6.80	$2.41							$3.09
Income from continuing operations per share/unit – Diluted	$6.80	$2.40							$3.09
Weighted average shares/units outstanding – Basic	352,792	89,849							89,849	(l)
Weighted average shares/units outstanding – Diluted	352,792	90,065							90,065	(l)
The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

LINN ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2016
(in thousands, except per share and per unit amounts)

	Predecessor	Pro Forma Adjustments
	LINN Energy Historical	Reorganization and Fresh Start Accounting		Jonah Assets Sale		California Assets Sales		Roan Contribution		LINN Energy Pro Forma
Revenues and other:
Oil, natural gas and natural gas liquids sales	$952,132	$—		$(147,115)	(i)	$(77,971)	(i)	$(34,800)	(i)	$692,246
Losses on oil and natural gas derivatives	(164,330)	—		—		—		—		(164,330)
Marketing revenues	36,505	—		—		—		—		36,505
Other revenues	93,406	—		(8)	(i)	(98)	(i)	(1)	(i)	93,299
	917,713	—		(147,123)		(78,069)		(34,801)		657,720

Expenses:
Lease operating expenses	317,046	—		(19,262)	(i)	(20,155)	(i)	(10,952)	(i)	266,677
Transportation expenses	161,037	—		(32,962)	(i)	537	(i)	(3,415)	(i)	125,197
Marketing expenses	29,736	—		—		—		—		29,736
General and administrative expenses	237,841	14,016	(d)	—		—		—		251,857
Exploration costs	4,080	—		—		—		—		4,080
Depreciation, depletion and amortization	404,237	(48,735)	(e)	(74,426)	(j)	(61,623)	(j)	(27,532)	(j)	191,921
Impairment of long-lived assets	165,044	—		—		—		—		165,044
Taxes, other than income taxes	74,838	—		(15,410)	(i)	(7,190)	(i)	(1,338)	(i)	50,900
Losses on sale of assets and other, net	15,558	—		—		—		—		15,558
	1,409,417	(34,719)		(142,060)		(88,431)		(43,237)		1,100,970
Other income and (expenses):
Interest expense, net of amounts capitalized	(192,862)	143,015	(f)	35,426	(k)	7,992	(k)	—		(6,429)
Other, net	(1,536)	—		—		—		—		(1,536)
	(194,398)	143,015		35,426		7,992		—		(7,965)
Reorganization items, net	311,599	(311,599)	(g)	—		—		—		—
Loss from continuing operations before income taxes	(374,503)	(133,865)		30,363		18,354		8,436		(451,215)
Income tax expense (benefit)	11,194	(180,851)	(h)	—	(h)	—	(h)	—	(h)	(169,657)
Loss from continuing operations	$(385,697)	$46,986		$30,363		$18,354		$8,436		$(281,558)

Loss from continuing operations per unit/share – Basic and diluted	$(1.10)									$(3.13)
Weighted average units/shares outstanding – Basic and diluted	352,653									89,848	(l)

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

LINN ENERGY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2017, is derived from the historical consolidated balance sheet of LINN Energy with adjustments to reflect the Roan Contribution.
The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2017, and the year ended December 31, 2016, are derived from:

•	the historical consolidated statements of operations of LINN Energy;

•	adjustments to reflect the Roan Contribution;

•	adjustments to reflect the California Assets Sales;

•	adjustments to reflect the Jonah Assets Sale; and

•	adjustments to reflect LINN Energy’s plan of reorganization and fresh start accounting.
The unaudited pro forma condensed consolidated balance sheet gives effect to the Roan Contribution as if the transaction had been completed as of June 30, 2017. The unaudited pro forma condensed consolidated statements of operations give effect to (i) the Roan Contribution, (ii) the California Assets Sales, (iii) the Jonah Assets Sale, and (iv) LINN Energy’s plan of reorganization and fresh start accounting, as if each had been completed as of January 1, 2016. The transactions and events as well as the related adjustments are described below. In the opinion of LINN Energy management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed consolidated financial statements.
The historical consolidated financial statements have been adjusted in the pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the transactions and events, (2) factually supportable and (3) with respect to the pro forma condensed consolidated statements of operations, expected to have a continuing impact on the results following the transactions and events.
Note 2 – Description of Transactions
The pro forma financial information gives effect to the following:
Roan Contribution: On August 31, 2017, LINN Energy completed the Roan Contribution. In exchange for its contribution, LINN Energy received a 50% equity interest in Roan, subject to customary post-closing adjustments.
The pro forma condensed consolidated financial statements reflect pro forma adjustments for the disposition of LINN Energy’s contributed net assets, but do not reflect pro forma adjustments for the acquisition of LINN Energy’s equity interest in the net assets of Roan, as this amount has yet to be determined and is not expected to be significant for purposes of S-X Article 11. The amounts reflected herein represent historical book values and may not represent current fair value.
California Assets Sales: On July 31, 2017, and July 21, 2017, LINN Energy completed the California Assets Sales.
As a result of the Company’s strategic exit from California, the Company classified the assets and liabilities, results of operations and cash flows of its California properties as discontinued operations on its condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. The California Assets Sales were not individually significant for purposes of S-X Article 11, and therefore, the pro forma adjustment for the discontinued operations is limited to only the most recent year.
Jonah Assets Sale: On May 31, 2017, LINN Energy completed the Jonah Assets Sale.
Reorganization and Fresh Start Accounting: Upon emergence from bankruptcy on February 28, 2017, LINN Energy adopted fresh start accounting which resulted in it becoming a new entity for financial reporting purposes.

LINN ENERGY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS – Continued

The assets and liabilities, results of operations and cash flows of the properties contributed in the Roan Contribution and sold in the California Assets Sales and the Jonah Assets Sale were included in the historical financial statements of LINN Energy until the date of contribution or sale.
As a result of the application of fresh start accounting and the effects of the implementation of the plan of reorganization, the condensed consolidated financial statements on or after February 28, 2017, are not comparable with the condensed consolidated financial statements prior to that date.
Note 3 – Pro Forma Adjustments

(a)	Reflects the assets and liabilities associated with the Roan Contribution as of June 30, 2017. See below for a summary of the net assets contributed (in thousands):

Assets:
Current	$332
Oil and natural gas properties	204,719
Total assets contributed	205,051

Liabilities:
Accounts payable and accrued expenses	13,763
Asset retirement obligations	7,436
Total liabilities contributed	21,199
Net assets contributed	$183,852

(b)
Reflects LINN Energy’s investment in Roan based on the net assets contributed by LINN Energy. The final value of LINN Energy’s investment in Roan will be determined based on the fair value of Roan as of August 31, 2017, the date of the Roan Contribution.

(c)
As discussed above, the pro forma condensed consolidated financial statements reflect the disposition of LINN Energy’s contributed net assets but do not reflect the acquisition of the equity interest. The final value of LINN Energy’s investment in Roan will be determined based on the fair value of Roan as of August 31, 2017, the date of the Roan Contribution. Any difference between the final value of LINN Energy’s investment in Roan and the value of the net assets contributed by LINN Energy will result in a gain or loss that LINN Energy will recognize in its statements of operations.

(d)
For the six months ended June 30, 2017, reflects the elimination of Effective Date share-based compensation expenses of approximately $50 million, which represent nonrecurring amounts directly attributable to the plan of reorganization and not expected to have a continuing impact, partially offset by the recognition of approximately $9 million in additional recurring share-based compensation expenses.

For the year ended December 31, 2016, reflects the recognition of approximately $68 million in recurring share-based compensation expenses, partially offset by the elimination of the Predecessor’s share-based compensation expenses of approximately $34 million and prepetition restructuring costs of approximately $20 million. In December 2016, the Predecessor canceled all of its then-outstanding nonvested share-based awards without consideration given to the employees. In February 2017, the Successor granted new awards to certain of its employees in accordance with its plan of reorganization.

(e)	Reflects a reduction of depreciation, depletion and amortization expense based on new asset values and useful lives as a result of adopting fresh start accounting as of the Effective Date.

LINN ENERGY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS – Continued

(f)
Reflects a reduction of interest expense as a result of the plan of reorganization. As of the Effective Date, borrowings under the Successor’s credit facility included a term loan of $300 million and a revolving loan of $600 million, which incurred interest at rates of 8.33% and 4.33% per annum, respectively. The pro forma adjustment to interest expense was calculated as follows:

	Six Months Ended June 30, 2017	Year Ended December 31, 2016
	(in thousands)

Reversal of Predecessor’s credit facility and term loan interest expense	$15,265	$100,605
Reversal of Predecessor’s senior notes interest expense	—	81,797
Reversal of amortization of debt costs on Predecessor’s credit facility	1,338	10,697
Reversal of Predecessor’s capitalized interest and other	122	(237)
Pro forma term loan interest expense on drawn amounts	(4,630)	(23,867)
Pro forma revolving loan interest expense on drawn amounts	(4,330)	(25,980)
Pro forma adjustments to decrease interest expense	$7,765	$143,015

(g)	Reflects the elimination of nonrecurring reorganization items that were directly attributable to the Chapter 11 bankruptcy, which consist of the following:

	Predecessor	Successor
	Two Months Ended February 28, 2017	Four Months Ended June 30, 2017
(in thousands)
Gain on settlement of liabilities subject to compromise	$3,724,750	$—
Recognition of an additional claim for the Predecessor’s second lien notes settlement	(1,000,000)	—
Fresh start valuation adjustments	(591,525)	—
Income tax benefit related to implementation of the plan of reorganization	264,889	—
Legal and other professional advisory fees	(46,961)	(6,016)
Terminated contracts	(6,915)	—
Other	(13,049)	74
Reorganization items, net	$2,331,189	$(5,942)

LINN ENERGY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS – Continued

Predecessor
Year Ended December 31, 2016
(in thousands)

Legal and other professional advisory fees	$(56,656)
Unamortized deferred financing fees, discounts and premiums	(52,045)
Gain related to interest payable on the Predecessor’s second lien notes	551,000
Terminated contracts	(66,052)
Other	(64,648)
Reorganization items, net	$311,599

(h)
Effective February 28, 2017, upon consummation of the plan of reorganization, the Successor became a C corporation subject to federal and state income taxes. Prior to the consummation of the plan of reorganization, the Predecessor was a limited liability company treated as a partnership for federal and state income tax purposes, with the exception of the state of Texas, in which income tax liabilities and/or benefits of the Company were passed through to its unitholders. Limited liability companies are subject to Texas margin tax. In addition, certain of the Predecessor’s subsidiaries were C corporations subject to federal and state income taxes. As such, with the exception of the state of Texas and certain subsidiaries, the Predecessor did not directly pay federal and state income taxes and recognition was not given to federal and state income taxes for the operations of the Predecessor.

The pro forma adjustments to income tax expense (benefit) reflect the results of the Successor as a C corporation based on an estimated tax rate of 37.6%.

(i)	Reflects the elimination of the revenues and direct operating expenses associated with the Jonah Assets Sale, California Assets Sales and Roan Contribution.

(j)	Reflects a reduction of depreciation, depletion and amortization expense as a result of the Jonah Assets Sale, California Assets Sales and Roan Contribution.

(k)
Reflects a reduction of interest expense as a result of the repayment of debt of approximately $560 million and $183 million from the net cash proceeds received from the Jonah Assets Sale and California Assets Sales, respectively.

(l)
In accordance with the plan of reorganization, on the Effective Date, all units of the Predecessor that were issued and outstanding immediately prior to the Effective Date were extinguished without recovery, and approximately 89.2 million shares of Class A common stock were issued. In addition, approximately 0.6 million restricted stock units were issued and vested on the Effective Date. These transactions were assumed to have occurred as of January 1, 2016.

Note 4 – Supplemental Oil and Natural Gas Reserve Information
The following table sets forth certain unaudited pro forma information concerning LINN Energy’s proved oil, natural gas and natural gas liquids (“NGL”) reserves for the year ended December 31, 2016, giving effect to the Roan Contribution, California Assets Sales and Jonah Assets Sale as if each had been completed as of January 1, 2016.

LINN ENERGY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS – Continued

	Year Ended December 31, 2016
	LINN Energy Historical Natural Gas (Bcf)	LINN Energy Historical Oil (MMBbls)	LINN Energy Historical NGL (MMBbls)	LINN Energy Historical Total (Bcfe)	Jonah Assets Sale (Bcfe)	California Assets Sales (Bcfe)	Roan Contribution (Bcfe)	LINN Energy Pro Forma Total (Bcfe)
Proved developed and undeveloped reserves:
Beginning of year	2,231	103.4	97.3	3,435	(384)	(195)	(82)	2,774
Revisions of previous estimates	(9)	(4.3)	0.9	(29)	(11)	13	(6)	(33)
Extensions, discoveries and other additions	265	10.1	15.2	417	(174)	—	(171)	72
Production	(187)	(10.0)	(9.3)	(303)	56	12	11	(224)
End of year	2,300	99.2	104.1	3,520	(513)	(170)	(248)	2,589
Proved developed reserves:
Beginning of year	2,231	103.4	97.3	3,435	(384)	(195)	(82)	2,774
End of year	2,128	93.3	94.4	3,254	(372)	(170)	(148)	2,564
Proved undeveloped reserves:
Beginning of year	—	—	—	—	—	—	—	—
End of year	172	5.9	9.7	266	(141)	—	(100)	25
The following table sets forth the standardized measure of discounted future net cash flows relating to proved reserves as of December 31, 2016, giving effect to the Roan Contribution, California Assets Sales and Jonah Assets Sale. Future cash inflows are computed by applying applicable prices relating to the Company’s proved reserves to the year-end quantities of those reserves. Future production, development, site restoration and abandonment costs are derived based on costs assuming continuation of existing economic conditions. There are no future income tax expenses because the Predecessor was not subject to federal income taxes. Limited liability companies are subject to Texas margin tax; however, these amounts are not material.

	Year Ended December 31, 2016
	LINN Energy Historical	Jonah Assets Sale	California Assets Sales	Roan Contribution	LINN Energy Pro Forma
	(in thousands)

Future estimated revenues	$10,876,241	$(1,391,832)	$(1,019,543)	$(757,928)	$7,706,938
Future estimated production costs	(6,286,264)	686,323	530,804	280,533	(4,788,604)
Future estimated development costs	(971,055)	179,027	53,793	116,847	(621,388)
Future net cash flows	3,618,922	(526,482)	(434,946)	(360,548)	2,296,946
10% annual discount for estimated timing of cash flows	(1,690,224)	206,907	202,005	202,790	(1,078,522)
Standardized measure of discounted future net cash flows	$1,928,698	$(319,575)	$(232,941)	$(157,758)	$1,218,424

Representative NYMEX prices: (1)
Natural gas (MMBtu)	$2.48
Oil (Bbl)	$42.64

(1)
In accordance with SEC regulations, reserves were estimated using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month, excluding escalations based upon future conditions. The average price used to estimate reserves is held constant over the life of the reserves.

LINN ENERGY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS – Continued

The following table summarizes the principal sources of change in the standardized measure of discounted future net cash flows:

	Year Ended December 31, 2016
	LINN Energy Historical	Jonah Assets Sale	California Assets Sales	Roan Contribution	LINN Energy Pro Forma
	(in thousands)

Sales and transfers of oil, natural gas and NGL produced during the period	$(400,243)	$79,481	$51,163	$19,095	$(250,504)
Changes in estimated future development costs	18,843	4,062	616	(572)	22,949
Net change in sales and transfer prices and production costs related to future production	(162,460)	9,127	70,224	3,487	(79,622)
Extensions, discoveries and improved recovery	221,765	(70,550)	—	(112,658)	38,557
Net change due to revisions in quantity estimates	(9,291)	(19,480)	19,678	(13,168)	(22,261)
Accretion of discount	203,817	(29,482)	(34,499)	(5,412)	134,424
Changes in production rates and other	18,094	2,090	4,865	5,586	30,635
Change	$(109,475)	$(24,752)	$112,047	$(103,642)	$(125,822)
The data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on a large number of estimates and assumptions. The required projection of production and related expenditures over time requires further estimates with respect to pipeline availability, rates of demand and governmental control. Actual future prices and costs are likely to be substantially different from the current prices and costs utilized in the computation of reported amounts. Any analysis or evaluation of the reported amounts should give specific recognition to the computational methods utilized and the limitations inherent therein.